Exhibit 99.1

Possis Medical, Inc., to Present at the Sidoti Emerging Growth Institutional Investor Forum

MINNEAPOLIS--(BUSINESS WIRE)--Possis Medical, Inc. (NASDAQ: POSS), today announced that it is participating in the Sidoti & Company, LLC, Fifth Annual Palm Beach Emerging Growth Institutional Investor Forum at the Ritz-Carlton Hotel in Palm Beach, Florida, on Wednesday, January 23, 2008. Robert Dutcher, chairman, president and CEO and Jules Fisher, vice president of finance and CFO, are scheduled to present a company overview and discuss Possis’ pioneering medical technologies to conference attendees at 10:25 a.m. EST.

Possis Medical, Inc., develops, manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets. The company's AngioJet® System is the world's leading mechanical thrombectomy system with FDA approval to remove large and small thrombus from coronary arteries, coronary bypass grafts, peripheral arteries and veins, A-V grafts and native fistulas.

CONTACT:
Possis Medical, Inc.
Jules L. Fisher, 763-450-8011
Vice President, Finance and
Chief Financial Officer
Jules.Fisher@possis.com